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                            HEALTH MANAGEMENT, INC.

                             EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is entered into as of May 1, 1996, by and between Health Management, Inc., a Delaware corporation (the "Company"), and W. James Nicol (the "Executive").

         WHEREAS, the Company desires to employ the Executive as of May 1, 1996 (the "Effective Date") , and the Executive desires to accept employment with the Company, on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree as follows:

         1. Employment and Duties. The Executive will serve as President and Chief Executive Officer of the Company. The duties and responsibilities of the Executive shall include the duties and responsibilities of the chief executive officer of a company whose securities are publicly traded and as set forth in the Company's Bylaws from time to time in effect and such other duties and responsibilities as the board of directors of the Company (the "Board of Directors") may from time to time reasonably assign the Executive, in all cases to be consistent with the Executive's corporate offices and positions; provided, however, that the Executive understands and agrees that the Board of Directors shall direct any and all litigation arising from or related to the recent restatement of the Company's financial statements. The Executive shall also serve as an officer and/or director of affiliates of the Company, without additional compensation, if requested to do so by the Board of Directors. The Executive shall perform faithfully the executive duties assigned to him to the best of his ability. At the next meeting of the Board of Directors, the Executive will be nominated to serve as a director of the Company and, when elected or appointed thereafter, the Executive shall serve in such capacity without additional compensation.

         2. Employment Period.

            (a) Term. The term of Executive's employment shall be for a period of three years beginning May 1, 1996, and continuing until April 30, 1999.

            (b) Evergreen Extension of Agreement. This Agreement shall continue in full force and effect, following the end of the three year term hereof, for additional periods of one year if notice is not given by the Company to Executive at least six months in advance of the termination date provided in this Agreement that this Agreement will terminate on its termination date.

            The term of this Agreement shall be the period of time provided in paragraphs 2(a) and 2(b) hereof and herein shall be referred to as the "Term."



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                  (c) Involuntary Termination. The Company may terminate the
Executive's employment at any time. If the Company terminates the Executive's employment for any reason other than Cause or Disability, each as defined below, the provisions of paragraphs 13(a)(i), 13(b) and 13(c) shall apply. Upon termination of the Executive's employment with the Company, the Executive's rights under any applicable benefit plans shall be determined under the provisions of those plans.

                  (d) Death. The Executive's employment will terminate in the event of his death. The Company shall have no obligation to pay or provide any compensation or benefits under this Agreement on account of the Executive's death, or for periods following the Executive's death, provided that the Company's obligations applicable under such circumstance under paragraph 13(a)(iii) shall not be interrupted as a result of the Executive's death. The Executive's rights under any applicable benefit plans of the Company in the event of the Executive's death will be determined under the provisions of those plans.

                  (e) Disability. The Company may terminate the Executive's employment for Disability by giving the Executive thirty (30) days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean that the Executive, at the time notice is given, has been unable to substantially perform his duties under this Agreement for a period of not less than ninety (90) days due to physical or mental illness. The determination of the Executive's Disability hereunder shall be made by a two-thirds (2/3) majority of the Company's Board of Directors (excluding the Executive) and shall be based upon advice from such medical professionals and upon such medical and other records as the Company's Board of Directors may deem appropriate. In the event that the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment under this subparagraph (e) becomes effective, the notice of termination shall automatically be deemed to have been revoked. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of termination for Disability, or for periods following the date when such a termination of employment is effective. The Executive's rights under any applicable benefit plans of the Company shall be determined under the provisions of those plans.

                  (f) Cause. The Company may terminate the Executive's employment for cause by giving the Executive notice in writing. For all purposes under this Agreement, "Cause" shall mean (i) willful failure by the Executive to perform his duties hereunder, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment, (ii) gross negligence by the Executive in performing his duties hereunder, other than negligence resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment, (iii) a willful act by the Executive which constitutes gross misconduct and which is injurious to the Company, (iv) a violation of a federal or state law or regulation applicable to the business of the Company. No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith without a reasonable belief that the act or omission was in the Company's best interest. The determination of Cause hereunder shall be made by a majority of the Company's Board of Directors (excluding the Executive). No compensation or benefits will be paid or provided to the Executive under this Agreement on account of a termination for Cause. Executive's rights under any applicable benefit plans of the Company shall be determined under the provisions of those plans.


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                  (g) Resignation for Cause--Change in Control or Diminution in
Duties. In the event that there is a change in Control of the Company (as defined in Section 6(b) hereof) or in the event that the Board of Directors materially reduces the scope and/or authority of the Executive's duties as President and Chief Executive Officer of the Company, then the Executive may terminate his employment by giving the Company thirty (30) days advance written notice. In such event, the provisions of paragraph 13(a)(ii) shall apply and the Executive's rights under any applicable benefit plans of the Company shall be determined under the provisions of those plans.

                  (h) Resignation without Cause. The Executive may terminate his employment for reasons other than those referred to in paragraph 2(g) hereof by giving the Company forty-five (45) days advance written notice; provided that in such event, the Executive will cease his employment immediately or at any time during such forty-five (45) day period, if so requested by the Board of Directors . In such event, the provisions of paragraph 13(a)(iii) shall apply and the Executive's rights under any applicable benefit plans of the Company shall be determined under the provisions of those plans.

         3. Place of Employment. The Executive's services shall be performed at the Company's principal executive offices in the Chicago, Illinois area, although the Executive understands that he is expected to travel extensively in carrying out his duties as President and Chief Executive Officer of the Company. The parties acknowledge, however, that the Executive's primary residence currently is in Seal Beach, California and that although it is expected that Executive will be required regularly to be present in the Company's executive offices in Chicago, it is not anticipated that he will be required to move his primary residence to Chicago, unless it becomes appropriate to do so based upon the requirements of fulfilling Executive's employment obligations. If such a move becomes appropriate, the Company will pay, or reimburse the Executive, for all ordinary and reasonable expenses incurred in moving his household to the Chicago area.

         4. Base Salary. For all services to be rendered by the Executive pursuant to this Agreement, the Company agrees to pay the Executive an annual base salary ("the "Base Salary") of $300,000. The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices. The Company agrees to review Executive's Base Salary at least annually as of the anniversary of his employment (beginning in 1997) and to make such increases therein as the Board of Directors, in its sole discretion, may approve.

         5. Bonus. Beginning with the Company's 1997 fiscal year, and for each fiscal year thereafter during the term of this Agreement, the Executive will be eligible to receive an annual bonus (the "Bonus") based upon an Executive Incentive Compensation Plan to be approved and adopted by the Board of Directors. On or before August 31, 1996, the Executive shall prepare and submit to the Board of Directors for approval an Executive Incentive Compensation Plan that will include the terms, conditions and formula for computing bonuses for the Company's executive officers for the Company's 1997 fiscal year. On or before January 31, 1997 and each year thereafter, the Executive shall prepare and submit to the Board of Directors for approval an update of the Executive Incentive Compensation Plan that will include the terms, conditions and formula for computing bonuses for the Company's executive officers for the Company's 1998 fiscal year and each year thereafter.


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         6.       Stock Options.

                  (a) Initial Option. Effective as of the Company's next Board of Director's meeting hereafter, the Company shall grant the Executive options (the "Executive Options") to purchase 500,000 shares of the Company's Common Stock (the "Executive Option Shares") at $5-3/8 per share. Such options shall be exercisable over a period of five years from the date of grant. The Executive Options shall vest as described in paragraph 6(b) below and shall be subject to such other terms and conditions as are described in paragraph 6(c) below.


                  (b) Vesting. The Executive Option Shares shall vest and become exercisable in three equal annual installments beginning on the first (1st) anniversary of the Effective Date and ending on the third (3rd) anniversary of the Effective Date. In the event of a Change of Control (as defined below), the unvested portion of the Executive Options shall automatically accelerate, and the Executive shall have the right to exercise all or any portion of the Executive Options, in addition to any portion of the Executive Option exercisable prior to such event. For purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events subsequent to the Effective Date:

                           (i)      Any "person" (such as term is used in
Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                           (ii)     Any merger or consolidation of the Company
with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities (either by remaining outstanding or by being converted into voting securities of the Company or such other surviving entity outstanding immediately after such merger or consolidation); or

                           (iii)    A majority of the directors of the Company
which were not nominated by the Company's management (or were nominated by management pursuant to an agreement with persons that acquired sufficient voting securities of the Company to de facto control it) are elected to the Board of Directors by the Company's shareholders; or

                           (iv)     the shareholders of the Company approve a
plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

                  (c) Option Provisions. The Executive Options shall be granted under a new stock option plan to be adopted by the Company (the "Stock Plan"), which Stock Plan must be approved by the Company's stockholders to become effective, and, except as expressly provided otherwise in this paragraph 6, shall be subject to the terms and conditions of the Stock Plan and form of option agreement; provided, however, that the Company's Board of Directors may, in its discretion, grant


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the Executive Options outside of the Stock Plan, and any such options shall include such other terms as the Board of Directors may specify that are not inconsistent with the terms hereof.

                  (d) Registration of Common Stock underlying the Executive Options. The Company agrees that the Common Stock underlying the Executive Options shall be salable concurrent with the Executive's exercise, in whole or in part, of the Executive Options under an applicable Registration Statement to be filed by the Company with respect to the Company's Stock Plan, or other applicable Registration Statement if issued outside of the Stock Plan and that it shall cause such Registration Statements to be in effect at the time that the Executive exercises his Executive Options.

         7. Lodging Expenses. On or before August 1, 1996, the Executive at his sole cost shall provide himself with lodging at a location convenient to the

Company's executive offices in Chicago. Prior to such date, the Company will provide local lodging to the Executive, or in the alternative, reimburse the Executive for reasonable lodging expenses incurred by him.

         8. Expenses. The Executive shall be entitled to reimbursement by the Company for all reasonable, ordinary, and necessary travel, entertainment, and other expenses incurred by the Executive during the term of this Agreement (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement; provided, however, that the Executive shall properly account for such expense in accordance with the Company's policies and procedures.

          9. Benefits. The Executive shall be entitled to participate in employee benefit plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health, and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto; provided, however, that the Company will use its best efforts to obtain a waiver from the insurer of the three month waiting period provision in the Company's Group Health Insurance Program, with the result that the Executive will be covered by such Program commencing on the Effective Date. In addition, the Executive shall be entitled to receive an annual physical examination at Company expense; or at the Company's request, will take an a physical examination annually and provide the results to the Company.

         10. Vacations and Holidays. The Executive shall be entitled to paid vacation time and Company holidays in accordance with the Company's policies in effect from time to time for its senior executive officers.

         11. Indemnification. The Company shall enter into an Officers and Directors Indemnification Agreement with the Executive that shall provide the Executive with the maximum amount of protection allowed under the laws of Delaware to the extent that they are not inconsistent with the Company's Certificate of Incorporation or Bylaws with respect to such subject matter.

         12. Other Activities. The Executive shall devote substantially all of his working time and efforts during the Company's normal business hours to the business and affairs of the Company and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays and sickness. The Executive may, however, devote a reasonable amount of his time, in general after the regular business hours of the Company, to civic, community, or charitable activities and, with the prior written approval of the


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Board of Directors, to serve as a director of other corporations and to other types of business or pubic activities not expressly mentioned in this paragraph.

The Board hereby approves the Executive's serving as a director of Comprehensive Care Corporation (a public company) and Laguna Medical Services (a private company), so long as such companies do not engage in a business which is competitive with the Company's business.

         13. Termination Benefits. In the event the Executive's employment terminates, then the Executive shall be entitled to receive severance and other benefits as follows:

                  (a)      Severance.

                           (i)      Involuntary Termination.  If the Company
terminates the Executive's employment other than for Disability or Cause, then in lieu of any severance benefits to which the Executive may otherwise be entitled under any Company severance plan or program, the Executive shall be entitled to payment of his entire unpaid Base Salary for the remaining term of this Agreement, which Base Salary shall be paid to him in periodic installments in accordance with the Company's regular payroll practices; provided, however, that the Company's obligations hereunder shall cease upon a breach by the Executive of his obligations under paragraphs 14, 15, 18 and 20 hereof.

                           (ii)     Resignation; Change in Control; Diminution
in Duties. If the Executive terminates his employment by resignation pursuant to paragraph 2(g) hereof as a result of a Change in Control of the Company or as a result of the Board of Directors materially reducing the scope and/or authority of the Executive's duties as President and Chief Executive Officer of the Company, then in lieu of any severance benefits to which the Executive may otherwise be entitled under any Company severance plan or program, the Executive shall be entitled to payment of his entire unpaid Base Salary for the remaining term of this Agreement, which Base Salary shall be paid to him in periodic installments in accordance with the Company's regular payroll practices; provided, however, that the Company's obligations hereunder shall cease upon a breach by the Executive of his obligations under paragraphs 14, 15, 18 and 20 hereof.

                           (iii)       Other Termination.  In the event the
Executive's employment terminates for any reason other than as described in paragraph 13(a)(i) or 13(a)(ii) above, including by reason of the Executive's death or disability or resignation pursuant to paragraph 2(h) hereof, then the Executive shall be not be entitled to receive any severance payment or any other benefits, except as are provided in the Company's severance and benefit plans and policies at the time of such termination.

                  (b) Options. In the event the Executive's employment is terminated by the Company as described in paragraph 13(a)(i) above or by the Executive as described in paragraph 13(a)(ii) above, then the Executive shall be deemed vested in the unvested portion of the Executive Options and the Executive Options shall become immediately exercisable with respect to all shares subject thereto. In the event the Executive's employment is terminated for reasons other than as described in paragraphs 13(a)(i) and 13(a)(ii), then the unvested portion of the Executive Options shall not vest and the Executive's interest therein shall immediately cease.

                  (c)      Bonuses.  In the event the Executive's employment is

terminated by the Company as described in paragraph 13(a)(i) above, then the Executive shall be entitled to receive


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a portion of the Bonus, computed under the Company's Executive Incentive
Compensation Plan referred to in paragraph 5, which Bonus will be determined, after the end of the fiscal year, by multiplying the amount of the Bonus which would have become payable to the Executive had he remained employed until the end of the fiscal year, by a fraction, the numerator of which will be the number of days in which the Executive was employed by the Company in such fiscal year, and the denominator of which shall be the number of days in such fiscal year. In the event the Executive's employment terminates for any other reason, then the Executive shall not be entitled to any Bonus which has not accrued as of such date.

         14. Proprietary Information. The Executive shall not, without the prior written consent of the Board of Directors, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company) any confidential information or proprietary data of the Company. As an express condition of the Executive's employment with the Company, the Executive agrees to execute confidentiality agreements as requested by the Company, including but not limited to the Company's standard form of employee proprietary information agreement.


         15. Absence of Conflict. The Executive represents and warrants that his employment by the Company as described herein shall not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

         16. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Chicago, Illinois, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by both parties within ten
(10) days after either party has notified the other in writing that it desires a dispute between then to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such ten (10) day period, each party shall select an arbitrator and inform the other party in writing of such arbitrator's name and address within five (5) days after the end of such ten
(10) day period and the two arbitrators so selected shall select a third arbitrator within fifteen (15) days thereafter; provided, however, that in the event of a failure by either party to select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. Each party shall pay his or its own expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the Company will pay the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereover. Punitive damages shall not be awarded.

         17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois as applied to agreements between Illinois residents entered and to be performed entirely within Illinois.

         18. Certain Covenants of the Executive.

             (a) Covenants Against Competition. The Executive acknowledges that (i) the


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principal business of the Company and its affiliates involves the distribution of pharmaceuticals, the provision of drug therapies, reimbursement services, physician networks and other related businesses which the Company and its affiliates currently operate and which the Company and its affiliates may become involved with during the Term (collectively, the "Company Business"); (ii) the Company Business is national in scope; (iii) the Executive's work for the Company will bring him into close contact with many confidential affairs not readily available to the public; and (iv) the Company would not enter into this Agreement but for the agreements and covenants of the Executive contained herein. In order to induce the Company to enter into this Employment Agreement, the Executive covenants and agrees that:

                           (1)      Non-Compete.  During the Term and for a
period of eighteen (18) months following the termination (whether for cause or otherwise) of the Executive's employment with the Company or any of its affiliates (the "Restricted Period"), the Executive shall not, in the United States of America or in any foreign country, directly or indirectly, (i) engage in the Company Business for his own account; (ii) enter the employ of, or render any services to, any person engaged in such activities; or (iii) become interested in any person engaged in the Company Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange or NASDAQ if the Executive (a) is not a controlling person of, or a member of a group which controls, such person or (b) does not, directly or indirectly, own 1% or more of any class of securities of such person.

                           (2)      Confidential Information.  During and after
the Restricted Period, the Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others except in connection with the business and affairs of the Company, all confidential matters of the Company and its affiliates. Such confidential matters include, without limitation, trade secrets, customer lists, subscription lists, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects of the Company and its affiliates, learned by the Executive heretofore or hereafter that are sufficiently secret to have the possibility, whether or not realized, of deriving economic value from not being generally known to other persons who can obtain economic value from their disclosure or use, and the Executive shall not disclose them to anyone outside of the Company and its affiliates, either during or after employment, by the Company or any of its affiliates, except as required in the course of performing duties hereunder or with the Company's express written consent. The Executive's obligations pursuant to this Employment Agreement shall not extend to matters which are within the public domain or hereafter enter the public domain through no fault or action or failure to act, whether directly or indirectly, on the part of the Executive.

                           (3)      Property of the Company.  All memoranda,
notes, lists, records and other documents (and all copies thereof) made or compiled by the Executive or made available to the Executive concerning the business of the Company or any of its affiliates shall be the Company's property and shall be delivered to the Company promptly upon the termination of the Executive's employment with the Company or any of its affiliates or at any other time on request.


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                           (4)      Employees of the Company.  During the
Restricted Period, the Executive shall not, directly or indirectly, hire, solicit or encourage to leave the employment of the Company or any of its affiliates, any employee of the Company or its affiliates or hire any such employee who has left the employment of the Company or any of its affiliates within one year of the termination of such employee's employment with the Company or any of its affiliates.

                           (5)      Consultants and Independent Contractors of
the Company. During the Restricted Period, the Executive shall not, directly or indirectly, hire, solicit or encourage to cease to work with the Company or any of its affiliates, any consultant, social worker, registered nurse, sales representative or other person then under contract with the Company or any of its affiliates.

                  (b) Rights and Remedies Upon Breach. If the Executive breaches, or threatens to commit a breach of, any of the provisions of Section 18(a) (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                           (1)      Specific Performance.  The right and remedy
to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its affiliates and that money damages will not provide an adequate remedy to the Company.

                           (2)      Accounting.  The right and remedy to require
the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the Restrictive Covenants, and the Executive shall account for and pay over such Benefits to the Company.

                  (c) Severability of Covenants. If any court determines that any of the Restrictive Covenants, or any parts thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                  (d) "Blue-Penciling". If any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                  (e) Enforceability in Jurisdictions. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants


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in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         19. Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption agreement prior to the effectiveness of any such succession shall entitle the Executive to the benefits described in paragraphs 13(a)(i), 13(b) and 13(c) of this Agreement, subject to the terms and conditions therein.

         20. Assignment. This Agreement and all rights under this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and, except as provided in paragraph 19 hereof, neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

         21. Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Executive:               W. James Nicol
                                           249 Sixth Street
                                           Seal Beach, California 90740

          If to the Company:               Health Management, Inc.
                                           1371-A Abbott Court
                                           Buffalo Grove, Illinois 60089

                                           Attention: Chairman of the Board
                                             of Directors

                                           with a copy to:

                                           Cheryl Reicin
                                           McDermott, Will & Emery
                                           1211 Avenue of the Americas
                                           New York, New York 10036

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three (3) days after they have been mailed as provided above.

         22. Waiver. Failure or delay on the part of either party hereto to enforce any right,

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power, or privilege hereunder shall not be deemed to constitute a waiver hereof.
Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

         23. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

         24. Right to Advice of Counsel. The Executive acknowledges that he has consulted with counsel and is fully aware of his rights and obligations under this Agreement.

         25. Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of such together shall constitute a single agreement.

         26. Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, on the day set opposite its name below.

Date Agreement Executed                    "COMPANY"


                                           Health Management, Inc.

May ____, 1996                             By:/s/Andre C. Dimitriadis

                                           Andre C. Dimitriadis, Chairman
                                             of the Board


                                           "EXECUTIVE"

May ____, 1996                             /s/ W. James Nicol

                                           W. James Nicol

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